FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 27, 2009
Ideation Acquisition Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33800	77-0688094

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1105 N. Market Street, Suite 1300, Wilmington, Delaware	19801

(Address of Principal Executive Offices)	(Zip Code)
(310) 694-8150

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 27, 2009, Ideation Acquisition Corp., a Delaware corporation (“Ideation”), entered into a First Amendment to the Agreement and Plan of Merger, Conversion and Share Exchange (the “Amendment”) with Earl Yen, Tommy Cheung, Stephen Lau and Qinying Liu. The Amendment amends the previously announced Agreement and Plan of Merger, Conversion and Share Exchange (the “Share Exchange Agreement”) by and among Ideation, ID Arizona Corp., an Arizona corporation and wholly owned subsidiary of Ideation (“ID Arizona”), SearchMedia International Limited, an exempted company incorporated with limited liability in the Cayman Islands (“SM Cayman”), the direct subsidiaries of SM Cayman, and Shanghai Jingli Advertising Co. Ltd., and certain shareholders and warrantholders of SM Cayman, among others.
     The Amendment was entered into to provide that the consent of Linden Ventures II (BVI), Ltd. will be required in the event of any amendment to or waiver of any provision contained in certain sections of the Share Exchange Agreement or to the extent any amendment or waiver disproportionately affects Linden relative to other SM Cayman securityholders.
     In addition, the Amendment provides for an amendment to the Memorandum and Articles of Association of SearchMedia Holdings Limited, Ideation’s new name after the closing of the transactions contemplated by the Share Exchange Agreement (the “Closing”), that will be effective after the Closing, to provide that the Series A Preferred Shares shall be convertible, at the option of the holder, at any time after six months, rather than eighteen months, following the original issue date.
     The foregoing description is qualified in its entirety by the Amendment, which is filed as Exhibit 2.1 hereto and incorporated herein by this reference.
Forward Looking Statements
     This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Ideation, SM Cayman and their combined business after completion of the proposed acquisition. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Ideation’s and SM Cayman’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of Ideation stockholders to approve the transactions contemplated by Share Exchange Agreement; the number and percentage of Ideation’s stockholders voting against the acquisition and electing conversion rights; changing interpretations of generally accepted accounting principles; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which SM Cayman is engaged; demand for the products and services that SM Cayman provides; cyclical business trends; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Ideation’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither Ideation nor SM Cayman assumes any obligation to update the information contained in this Form 8-K.
Participation in Solicitation/Additional Information
     In connection with the proposed transaction, Ideation and ID Arizona Corp. filed a preliminary Proxy Statement/Prospectus with the Securities and Exchange Commission on March 31, 2009, which is subject to review by the SEC. A definitive Proxy Statement/Prospectus will be mailed to Ideation stockholders. INVESTORS AND SECURITY HOLDERS OF IDEATION ARE URGED TO READ A DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the Registration Statement and the definitive Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Ideation through the website maintained by the SEC at www.sec.gov under the registrant names Ideation and “ID Arizona Corp.” Free copies of the Registration Statement and the Proxy Statement/Prospectus (when available) and other documents filed with the SEC can also be obtained by directing a request to Ideation, 1105 N. Market Street, Suite 1300, Wilmington, Delaware 19801.

     Ideation, SearchMedia and their respective directors, executive officers, affiliates and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Ideation’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on March 20, 2009, and information regarding SearchMedia’s directors and executive officers is available in Ideation’s and ID Arizona Corp.’s preliminary Proxy Statement/Prospectus, which was filed with the SEC on March 31, 2009, and can be found on the SEC website at www.sec.gov under the registrant name “ID Arizona Corp.” Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive Proxy Statement/Prospectus and other relevant materials to be filed with the SEC when they become available.
ITEM 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
2.1	First Amendment to Agreement and Plan of Merger, Conversion and Share Exchange, dated May 27, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2009	IDEATION ACQUISITION CORP.
/s/ Robert N. Fried
Robert N. Fried
President and Chief Executive Officer

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